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EXHIBIT 10.2

                        AMENDMENT TO SUBLICENSE AGREEMENT
                        ---------------------------------

         THIS AMENDMENT TO SUBLICENSE AGREEMENT ("Amendment"), is made effective this 17th day of April, 2007, between Migami, Inc., a Nevada corporation, with offices located at 3701 Wilshire Boulevard, Suite 506, Los Angeles, California 90010 ("Migami"), and Migami Korea, Ltd., a Korean corporation with offices located at Kyung Ki Do, Kimpo Pung Mu-Dong, 109-5, South Korea ("MKL"). The purpose of this Amendment is to correct the terms of Section 6.4 of the Sublicense Agreement between Migami and MKL, dated effective March 31, 2007 ("Sublicense"), in order to confirm to the intent of the parties.

                                    RECITALS
                                    --------

         WHEREAS, Migami and MKL entered into the Sublicense effective March 31, 2007.
         WHEREAS, after the execution of the Sublicense, Migami and MKL discovered that there was an error in Section 6.4 of the Sublicense.

         WHEREAS Migami and MKL mutually desire to correct Section 6.4 of the Sublicense in order to conform to the intent of the parties.

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Migami and MKL agree as follows:

         1. Section 6.4 of the Sublicense is hereby amended to provide, as follows:

              "6.4. REVENUE SHARING. MKL shall pay to Migami a royalty on the Aggregate Consideration received by MKL, in excess of two million dollars ($2,000,000). MKL shall commence such royalty to Migami at such time as the amount of Aggregate Consideration exceeds two million dollars ($2,000,000) and shall continue for the remainder of the term of this Agreement. Such payment shall be made on a quarterly basis by the twentieth day after the conclusion of the calendar quarter in which the royalty was earned. MKL shall provide after the twentieth day of each calendar quarter a written report detailing the calculation of Aggregate Consideration for the prior quarter. The royalty with respect to any sublicense fees received by MKL shall be fifty percent (50%).


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            THE SPACE BENEATH THIS LINE IS INTENTIONALLY LEFT BLANK.


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         The royalty with respect to all other revenue received by MKL, including revenue from the sale of Products to its sublicense fees, shall be four percent (4%)."

         2. In all other regards, the Sublicense shall remain in full force and effect.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement effective as of April 17, 2007.


                                            Migami, Inc.
                                            ("Migami")

                                            By: /s/ John Park
                                                --------------------------------
                                                John Park, President

                                            Migami Korea, Ltd.
                                            ("MKL")

                                            By: /s/ Eun Su Kim
                                                --------------------------------
                                                (Eun Su Kim), President


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